CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the American Century Target Maturities Trust of our report dated November 16, 2021, relating to the financial statements and financial highlights, which appears in the Zero Coupon 2025 Fund’s Annual Report on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
January 26, 2023